UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 19, 2019

AMN HEALTHCARE SERVICES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-16753	06-1500476
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12400 High Bluff Drive, Suite 100

San Diego, California 92130

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (866) 871-8519

NOT APPLICABLE

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Section 5 — Corporate Governance and Management

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 19, 2019, Paul E. Weaver, a member of the Board of Directors (the “Board”) of AMN Healthcare Services, Inc. (the “Company”) provided notice to the Company that he does not intend to stand for re-election as a director of the Company upon the expiration of his current term at the Company’s 2019 annual meeting (the “2019 Annual Meeting”).

As a result of Mr. Weaver’s decision not to stand for re-election, on February 19, 2019 the Board approved decreasing the size of the Board at the 2019 Annual Meeting to eight members.

During Mr. Weaver’s more than 12 years of dedicated service to the Company, he has offered immeasurable insights into the business and was instrumental in driving the Company’s strategic transformation to a total workforce solutions organization. The Company thanks Mr. Weaver for his dedicated service.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMN Healthcare Services, Inc.

Date: February 22, 2019	By:	/s/ Susan R. Salka
Susan R. Salka
President & Chief Executive Officer